Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (“Amendment”) is executed among FGDI, L.L.C., a limited liability company formed under the laws of the State of Delaware (“Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and CoBANK, ACB (“CoBank”), as agent for Lenders (CoBank, in such capacity, the “Agent”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged effective May 31, 2006.

Recitals

1.    Borrower and CoBank executed a Revolving Credit, Term Loan and Security Agreement (“Agreement”) on or about March 28, 2006.

2.    The Agreement, in part, requires Borrower to meet certain financial covenants and restricts Borrower from incurring Indebtedness that is not subject to a Subordination Agreement.

3.    Borrower has requested CoBank to amend certain financial covenants applicable as of May 31, 2006, and to allow it to incur Indebtedness from FCStone Group, subject to a Subordination Agreement.

4.    CoBank is willing to amend the Agreement as requested by Borrower, subject to the terms and conditions of this Amendment.

Agreements

1.    Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Agreement.

2.    The definition of Indebtedness is hereby amended to read:

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred. Notwithstanding anything to the contrary contained in this Agreement, in calculating the Total Debt to Adjusted Working Capital financial covenant set forth herein, the term “Indebtedness” shall exclude all non-recourse indebtedness and amounts payable to AFG Asset Management under the AFG Asset Management Investment Facility Letter and to AFG Trust Finance under the AFG Trust Finance Credit Facility Letter.

3.    The definition of Net Worth is hereby amended to read:

“Net Worth” at a particular date, shall mean (a) the aggregate amount of all assets of Borrower as may properly be classified as such in accordance with GAAP consistently applied and such other assets as are properly classified as “intangible assets”, less (b) the aggregate amount of all Indebtedness of Borrower except Indebtedness (up to $1,000,000) to FCStone Group that is subject to a Subordination Agreement.

4.    The definition of Subordination Agreements is hereby amended to read:

“Subordination Agreements” shall mean collectively the subordination and intercreditor agreements with FCStone Financial, Inc. and FCStone Merchant Services, LLC, and the subordination agreement with FCStone Group, which are in form and substance acceptable to Agent in its sole discretion.

5.    Section 6.5(a) and (b) of the Agreement is hereby amended to read:

(a) Maintain, at all times, a Net Worth in an amount not less than (i) $8,600,000.00 through June 28, 2006, (ii) $9,800,000.00 from June 29, 2006 through July 31, 2006, and (iii) $10,000,000.00 thereafter.

(b) Maintain, at all times, Adjusted Working Capital in an amount not less than $5,300,000.00 through June 28, 2006 and $6,500,000.00 thereafter.

6.    Section 7.8 of the Agreement is hereby amended to read that Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement, or unless Agent otherwise agrees in writing:

7.8    Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) besides (i) Indebtedness to Lenders; (ii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; (iii) current operating liabilities (other than for borrowed money) incurred in the Ordinary Course of Business; (iv) Indebtedness to FCStone LLC that consists of amounts owing by Borrower from the purchase and sale of margins and commodities in its FCStone, LLC margin and commodities accounts that are subject to control agreements in favor of Lenders and which amounts are reasonable and incurred by Borrower in the Ordinary Course of Business; (v) Indebtedness to FCStone Trading that consists of amounts owing by Borrower from the purchase and sale of margins and commodities in its FCStone Trading margin and commodities accounts that are subject to control agreements in favor of Lenders and which amounts are reasonable and incurred by Borrower in the Ordinary Course of Business; (vi) Indebtedness to FCStone Financial, Inc. that is subject to a Subordination Agreement; (vii) Indebtedness to FCStone Merchant Services, LLC that is subject to a Subordination Agreement; (viii) Indebtedness to AFG Trust Finance described in the AFG Trust Finance Credit Facility Letter so long as such indebtedness is without recourse to Borrower or any of its assets besides the Chinese currency deposits held in Chinese bank accounts that are described in the AFG Trust Finance Credit Facility Letter; and (ix) up to $1,000,000 in Indebtedness to FCStone Group that is subject to a Subordination Agreement.

7.    Borrower represents and warrants to CoBank that no Default or Event of Default has occurred and is continuing under the Agreement or any Other Document.

8.    Borrower hereby releases, waives and forever discharges CoBank, its affiliates, and their shareholders, directors, officers, employees, and agents, from all known and unknown, absolute and contingent, claims, defenses, setoffs, counterclaims, causes of action, actions, suits or other legal proceedings of any kind existing or accrued as of the date of this Amendment.

9.    Borrower shall reimburse CoBank for all attorneys’ fees, legal costs, and other expenses incurred in connection with the negotiation, drafting, and execution of this Amendment. The amounts described in this paragraph shall be in addition to, and not in lieu of, the interest, fees and other charges owing under the Agreement.

10.    The Agreement and Other Documents shall remain in full force and effect except as modified by this Amendment.

11.    Borrower shall execute and deliver to CoBank such other documents and shall take such additional actions as CoBank may request to carry out the intent and purposes of this Amendment.

12.    This Amendment may be executed in counterparts and shall be effective when each party has executed at least one counterpart hereof.

13.    This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado and shall inure to the benefit of and being binding upon the parties hereto and their respective successors and permitted assigns.

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14.     BORROWER AND COBANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO DEMAND A TRIAL BY JURY IN ANY LITIGATION OR OTHER LEGAL PROCEEDING.

Each of the parties has signed this Agreement as of the day and year first above written.

FGDI, L.L.C. as Borrower

By:	/s/ Steven J. Speck
Name:	Steven J. Speck
Title:	President and Chief Executive Officer

By:	/s/ Jean Bratton
Name:	Jean Bratton
Title:	Vice President and Chief Financial Officer

COBANK ACB, as Lender and as Agent

By:	/s/ Theodore D. Tice
Name:	Theodore D. Tice
Title:	Vice President

Commitment Percentage: 100%

STATE OF MISSOURI             )

                                                     ) ss.

COUNTY OF CLAY                 )

On this 28th day of June, 2006, before me personally came Steven J. Speck, to me known, who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of FGDI, L.L.C., the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the management committee of said limited liability company.

/s/ Rose M. Mulford
Notary Public for the State of Missouri My commission expires: Sept. 29, 2007

STATE OF MISSOURI             )

                                                     ) ss.

COUNTY OF CLAY                 )

On this 28th day of June, 2006, before me personally came Jean Bratton, to me known, who, being by me duly sworn, did depose and say that she is a Vice President and Chief Financial Officer of FGDI, L.L.C., the limited liability company described in and which executed the foregoing instrument; and that she signed her name thereto by order of the management committee of said limited liability company.

/s/ Rose M. Mulford
Notary Public for the State of Missouri My commission expires: Sept. 29, 2007